Exhibit 99.1

Sonim Technologies Provides Corporate Update

Company Updates Fiscal 2019 Financial Guidance; Appoints Tech and Financial Veteran as

Interim CFO; Management to Hold Conference Call Today at 11:00 a.m. ET

SAN MATEO, Calif. – September 10, 2019 – Sonim Technologies, Inc. (Nasdaq: SONM), a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, has provided a corporate update, including revised financial guidance for fiscal 2019. The company has also appointed technology and financial veteran Bob Tirva as interim CFO. Sonim management will hold a conference call today, September 10, 2019, at 11:00 a.m. Eastern time (8:00 a.m. Pacific time) to provide more details related to these updates.

Fiscal 2019 Financial Outlook

Based on current expectations, Sonim management has updated its financial guidance for the fiscal year ending December 31, 2019:

•	Net revenues are expected to be flat or slightly below 2018 net revenues of $135.7 million reported in fiscal 2018;

•

GAAP net loss, defined as net revenues less cost of goods sold, selling, general and administrative expenses, operating expenses, depreciation, interest, taxes and other expenses, is expected to be up to $15 million;

•	Adjusted EBITDA, a non-GAAP metric, is expected to be a loss of up to $5 million.

Several factors have collectively contributed to the company’s revised financial outlook for fiscal 2019, primarily stemming from changes in U.S. wireless carrier forecasts for the launch of Sonim’s new products as well as launch delays due to software issues related to these new introductions.

Sonim bases its forecasts on its wireless carrier’s forecasts of their purchase of Sonim’s products. Over the past few weeks, these carriers lowered those forecasts for Sonim’s new product introductions. This summer Sonim had expected, based on customer input, carriers to subsidize Sonim phones post-launch, to place new releases in retail locations, and to sign up push-to-talk customers to Sonim’s new generation of phones. In each of these cases, there have been significant delays and changes in the rollout of these efforts, resulting in a reduction of Sonim’s expected net revenues in the second half of the year. The company believes, however, that the carriers are moving forward with their plans, and Sonim expects it will see sell-through momentum occur near the end of 2019 leading to a positive start to 2020.

Further, the company has experienced technical challenges related to its XP8 smartphone and other general non-systemic, accessory-related issues in its feature phones, which cumulatively resulted in lost sales momentum. These challenges have diverted resources away from launching smaller Tier 2 carrier customers and, as such, delayed the launch of Sonim devices to their customer base. The company believes that these issues are being remediated, and Sonim expects the bulk of the Tier 2 carriers to launch Sonim products in the latter part of 2019.

Sonim has been working diligently over the last year to address the risks of the escalating trade war between the U.S. and China. Last week, Sonim shipped its first phones manufactured outside of China. While there is more work to do to ensure all Sonim phones are manufactured to be tariff-free, this is a positive operational step for Sonim.

“We encountered a number of recent, near-term delays, which have collectively required us to revise our financial expectations for this fiscal year,” said Bob Plaschke, CEO of Sonim Technologies. “We do not believe that these events will have long-term structural impacts on our business. In response, we have worked diligently to address the problems that are within our control and are working to implement processes to mitigate the impact of such events in the future. Despite the setback related to our 2019 expectations, we remain confident in Sonim’s prospects and are focused on delivering the results and metrics that will drive long-term growth and profitability for our company.”

Executive Management Update

Jim Walker has stepped down as Chief Financial Officer (CFO) of Sonim. “Jim has contributed a great deal to our company in his tenure as CFO, and we are grateful to him for his service,” commented Plaschke. “We wish him all the best in his future endeavors.”

Sonim has appointed Bob Tirva, an experienced financial and technology executive, to serve as interim Chief Financial Officer. Previously, Tirva served as CFO of Intermedia, a leading cloud UCaaS and business application provider. Prior to Intermedia, Tirva was Corporate Controller at Dropbox, where he was responsible for developing the company’s accounting organization. Before Dropbox, Tirva spent nearly 14 years at Broadcom Corporation, where he held a range of finance roles of increasing responsibility, including Senior Vice President, Principal Accounting Officer and Vice President of Finance. Tirva also has career experience with IBM Corporation, Navistar Financial Corporation and Ernst & Young. He currently serves on the board of directors of Resonant, a leader in transforming the way radio frequency front-ends are being designed and delivered for wireless devices.

Tirva holds an MBA from the Yale School of Management and a Bachelor of Business Administration degree in Accounting from the University of Notre Dame.

Conference Call

Sonim Technologies will hold a conference call today (Tuesday, September 10, 2019) at 11:00 a.m. Eastern time (8:00 a.m. Pacific time) to discuss these updates and provide further details on current business conditions.

Sonim Technologies CEO Bob Plaschke and interim CFO Bob Tirva will host the conference call, followed by a question and answer period.

U.S. dial-in number: (877) 300-9629

International number: (470) 495-9488

Conference ID: 9898241

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

Non-GAAP Financial Measures

Sonim provides Non-GAAP information to assist investors in assessing its operations in the way that its management evaluates those operations. Adjusted EBITDA is a supplemental measure of the Company’s performance that is not required by, and is not determined in accordance with, GAAP. Non-GAAP financial information is not a substitute for any financial measure determined in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude the impact of stock-based compensation expense, depreciation and amortization, interest expense, net, income tax expense and change in fair value of warrant liability. Adjusted EBITDA is a useful financial metric in assessing our operating performance from period to period by excluding certain items that we believe are not representative of our core business.

We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provide useful information to investors regarding our performance and overall results of operations for various reasons, including:

•

non-cash equity grants made to employees at a certain price do not necessarily reflect the performance of our business at such time, and as such, stock-based compensation expense is not a key measure of our operating performance; and

•	costs associated with certain one-time events, such as expenses associated with the IPO based stock awards mentioned above, are not considered a key measure of our operating performance.

We use Adjusted EBITDA:

•	as a measure of operating performance;

•	for planning purposes, including the preparation of budgets and forecasts;

•	to allocate resources to enhance the financial performance of our business;

•	to evaluate the effectiveness of our business strategies;

•	to periodically assess compliance with certain covenants and other provisions under the Loan Agreement;

•	in communications with our board of directors concerning our financial performance; and

•	as a consideration in determining compensation for certain key employees.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, working capital needs;

•	it does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments; and

•	other companies in our industry may define and/or calculate this metric differently than we do, limiting its usefulness as a comparative measure.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged mobility solutions designed specifically for task workers physically engaged in their work environments, often in mission-critical roles. The Sonim solution includes ultra-rugged mobile phones, a suite of industrial-grade accessories, and data and workflow applications which are collectively designed to increase worker productivity, communication and safety on the job site. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, future growth, profitability, the purchasing decisions of the company’s wireless carriers and the timing thereof, the remediation of technical issues related to its XP8 smartphone and other general non-systemic, accessory-related issues in its feature phones, and continued market acceptance of the Company’s products. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by the company, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include Sonim’s ability to continue to generate positive cash flow, and ability to be profitable; anticipated trends, such as the use of and demand for its products; its ability to attract and retain customers to purchase and use its products; its ability to attract wireless carriers as customers for its products; the evolution of technology affecting its products and markets; its ability to introduce new products and enhance existing products, as well as the other potential factors described under “Risk Factors” included in Sonim’s Quarterly Report on Form 10-Q for the three months ended June 30, 2019 and other documents on file with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which reflect an analysis only and speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Investor Contacts:

Matt Glover and Tom Colton

Gateway Investor Relations

(949) 574-3860

SONM@GatewayIR.com